Greenwich Street Series Fund:
     Salomon Brothers Variable Money Markey Fund
     Salomon Brothers Variable International Equity Fund

Sub-Item 77Q1

Registrant incorporates by reference Registrant's Prospectus/Proxy Statement dated May 2, 2005 filed on May 2, 2005.
(Accession No. 0001193125-05-092534)